Ron Yekutiel-Kaltura - Incentive Award Cancellation Agreement - 6-29-2026 (Execution Copy) Incentive Award Cancellation Agreement This Incentive Award Cancellation Agreement (this “Agreement”) is made as of June 29, 2026 (the “Effective Date”), by and between Ron Yekutiel (the “Executive”) and Kaltura, Inc. (the “Company”). Capitalized terms not specifically defined herein shall have the meanings set forth in the Kaltura, Inc. 2021 Incentive Award Plan and Israeli Sub-Plan (together, the “2021 Plan”). WHEREAS, the Executive has been awarded Options held by the Executive pursuant to Awards and Prior Plan Awards as set forth on Exhibit A attached hereto, at an exercise price of USD 4.99 per share for Grant #2620 and USD 4.38 per share for Grant #2906, respectively (the “Specified Awards”); and WHEREAS, the Executive acknowledges that the Specified Awards have remained substantially out of the money ,with the exercise price thereof significantly exceeding the market price of the Company’s shares, which over the past four years was on an average close price of approximately USD 1.74 and with a highest trading price of 2.82 USD, the average close price at the last 30 trading days was 1.44 USD, and the highest trading price at the last 30 trading days was 1.60 USD; WHEREAS, the Compensation Committee is currently reviewing the Company’s equity incentive pool to optimize the allocation of equity awards among current and future employees and, as part of such review, is seeking to reallocate options that are not expected to provide meaningful retention or incentive value, including the Specified Awards, in order to maximize the effective use of the available equity pool; WHEREAS, the Company has requested the Executive to waive his rights with respect to the Specified Awards in light of the fact that the exercise price of such awards substantially exceeds the market price of the Company’s shares and, accordingly, the Specified Awards are not reasonably expected to provide economic value upon exercise; and WHEREAS, notwithstanding anything to the contrary in the 2021 Plan or Prior Plan and the Award Agreements covering the Specified Awards or the Executive’s employment agreement, the Executive has agreed that the Specified Awards and any right, title or interest Executive may have in or to the Specified Awards and any shares of underlying common stock of the Company issuable thereunder, or cash payable, upon settlement of the underlying Specified Awards and any shares of common stock of the Company issuable, or cash payable, upon settlement of the underlying Specified Awards shall be forfeited without consideration, and the Specified Awards shall be cancelled and terminated entirely, effective as of the Effective Date of this Agreement (the “Specified Award Cancellation”). NOW, THEREFORE, Executive and the Company hereby agree as follows: 1. Cancellation of Specified Awards. Executive expressly agrees and consents to the Specified Award Cancellation, effective as of the Effective Date. In connection therewith, as of the Effective Date, Executive fully releases any and all rights or claims with respect to the Specified Awards, and Executive and the Company agree that, following the Specified Award Cancellation, Executive shall have no further right, title or interest in respect of the Specified Awards or any shares of Company common stock issuable, or cash payable, upon settlement thereof, and each Award Agreement and any other agreement evidencing the grant or approval of the Specified Awards shall be null and void with respect to the Specified Awards. Docusign Envelope ID: 79EF3E42-334B-8AE9-82EF-87C9D55F6270

-2- Ron Yekutiel-Kaltura - Incentive Award Cancellation Agreement - 6-29-2026 (Execution Copy) 2. Reservation of Rights. To dispel doubt, this Agreement does not apply to the Executive’s any other Awards or Prior Plan Awards that are not included in the Specified Awards (herein, the “Non-Specified Awards”). Accordingly, except as expressly set forth herein, all other agreements or arrangements by and between the Company and the Executive, including with respect to Non-Specified Awards, shall remain in full force and effect, in accordance with its terms, following the Effective Date. 3. Governing Law, Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without reference to the choice of law principles thereof. Any dispute arising under or in relation to this Agreement shall be resolved solely and exclusively in the Tel Aviv - Jaffa competent Courts, and each of the parties hereby submits irrevocably to the jurisdiction of such court. 4. Advice of Counsel and Tax Advisor. Executive represents and warrants that Executive has read this Agreement, has had adequate time to consider this Agreement, and has had an opportunity to consult with an attorney and Executive’s personal tax advisor prior to executing this Agreement. Executive acknowledges that Executive understands the meaning and effect of this Agreement and has executed this Agreement knowingly, voluntarily and with the intent of being bound by this Agreement. 5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. 6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document. IN WITNESS WHEREOF, the Company and Executive have caused this Agreement to be executed as of the Effective Date. KALTURA, INC. By: Name: Sigal Srur Title: Chief Human Resources Officer EXECUTIVE Ron Yekutiel Docusign Envelope ID: 79EF3E42-334B-8AE9-82EF-87C9D55F6270

Ron Yekutiel-Kaltura - Incentive Award Cancellation Agreement - 6-29-2026 (Execution Copy) EXHIBIT A SPECIFIED AWARDS Grant Number Grant Date Original Expiration Date Number of Options G2620 12/24/2020 12/23/2030 3,150,000 G2906 12/8/2021 12/8/2031 411,168 Docusign Envelope ID: 79EF3E42-334B-8AE9-82EF-87C9D55F6270